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                                  EXHIBIT 21.01

ASYMETRIX SUBSIDIARIES

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SUBSIDIARY NAME                                   JURISDICTION            DOING BUSINESS NAME
------------------------------------------------- ----------------------- -----------------------------------------------
click2learn.com, limited                          United Kingdom          click2learn.com, limited
Asymetrix SARL                                    France                  No current business
Socha Computing, Inc.                             Washington              No current business
Aimtech Corporation                               Delaware                No current business
Communication Strategies, Inc.                    Texas                   click2learn.com Placement Services
Meliora Systems, Inc.                             New York                No current business
Pixelmedia Visual Communications, Inc.            British Columbia        Pixelmedia Visual Communications, Inc.
Click2learn Software Corp.                        Delaware                No current business

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